Exhibit 23.2

cONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of IPC Alternative Real Estate Income Trust, Inc. of our report dated March 20, 2024 relating to the financial statements of IPC Alternative Real Estate Operating Partnership, LP, which appears in IPC Alternative Real Estate Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 6, 2024